Exhibit 99.1

Concho Resources Inc. Reports Fourth Quarter and Full Year 2010 Financial and Operating Results

MIDLAND, Texas--(BUSINESS WIRE)--February 23, 2011--Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today reported financial and operating results for the three months and year ended December 31, 2010. Highlights for the year ended December 31, 2010 include:

  Production of 15.6 million barrels of oil equivalents (“MMBoe”), a 42% increase over 2009
  Net income of $204.4 million, or $2.18 per diluted share as compared to a net loss of $9.8 million, or $0.12 per diluted share, in 2009
  Adjusted net income (non-GAAP)1 of $254.1 million, or $2.71 per diluted share, as compared to $143.5 million, or $1.67 per diluted share, for 2009
  EBITDAX2 of $743.0 million for 2010, a 56% increase over 2009

1 Adjusted net income (non-GAAP) is comparable to securities analyst estimates. For an explanation of how we calculate adjusted net income (non-GAAP) and a reconciliation of net income (loss) (GAAP) to adjusted net income (non-GAAP), please see "Supplemental Non-GAAP Financial Measures" below.

2 For an explanation of how we calculate and use EBITDAX and a reconciliation of net income (loss) to EBITDAX, please see "Supplemental Non-GAAP Financial Measures" below.

Year End 2010 Financial Results

Production for 2010 totaled 15.6 MMBoe (10.3 million barrels of oil (“MMBbls”) and 31.4 billion cubic feet of natural gas (“Bcf”), an increase of 42% as compared to 10.9 MMBoe (7.3 MMBbls of oil and 21.6 Bcf of natural gas) produced in 2009. Production in 2010 increased 32% over 2009 production, excluding the properties acquired from Marbob Energy Corporation and the acquisition of certain properties in connection with the Marbob preferential purchase right dispute in 2010. The Company’s 2010 production includes production from its non-core Permian asset divestiture that is now being reflected in discontinued operations in our historical results. For more information, please see the “summary production and price data” tables at the end of this press release.

Timothy A. Leach, Concho's Chairman, CEO and President commented, “This past year was exceptional for Concho. During the year, we closed the largest, most strategic acquisition in the history of the Company and continued to develop our core assets. The acquisition, coupled with our leasing efforts, established a new core area targeting various intervals in the Delaware Basin. Today, we are a larger version of the same company we were last year; with core philosophies of reinvesting our cash flow into drilling projects in our core areas of operation and pursuing opportunistic acquisitions.”

For 2010, the Company reported net income of $204.4 million, or $2.18 per diluted share, as compared to net loss of $9.8 million, or $0.12 per diluted share, for 2009. The Company’s 2010 results were impacted by several non-cash items. These non-cash items recorded in 2010, included $73.5 million non-cash mark-to-market unrealized loss on commodity and interest rate derivatives, $11.6 million impairment of long-lived assets, $8.3 million loss due to a change in the state statutory effective tax rate, $7.6 million of leasehold abandonments and $25.5 million in other non-cash items related to discontinued operations. Excluding these items and assuming a normalized tax rate of 38%, 2010 adjusted net income would have been $254.1 million, or $2.71 per diluted share. Excluding similar non-cash items and their tax impact for 2009, adjusted net income would have been $143.5 million, or $1.67 per diluted share. For a description of the use of adjusted net income (non-GAAP), see footnote 1 above. For a reconciliation of net income (loss) (GAAP) to adjusted net income (non-GAAP) for the three and twelve months ended December 31, 2010 and 2009, please refer to the attached tables.

EBITDAX (defined as net income (loss), plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) impairments of long-lived assets, (5) non-cash stock-based compensation expense, (6) bad debt expense, (7) unrealized (gain) loss on derivatives not designated as hedges, (8) (gain) loss on sale of assets, net, (9) interest expense, (10) federal and state income taxes, and (11) similar items listed above that are presented in discontinued operations) increased to $743.0 million in 2010, as compared to $475.2 million in 2009.

Oil and gas production expense from continuing operations for 2010, including taxes, totaled $170.8 million, or $11.35 per barrel of oil equivalent (“Boe”), a 19% increase per Boe from 2009. This increase was due primarily to higher commodity prices, resulting in higher production taxes, (which averaged $5.52 per Boe in 2010 as compared to $4.10 per Boe in 2009).

Depletion, depreciation and amortization expense (“DD&A”) from continuing operations for 2010 totaled $249.9 million, or $16.59 per Boe, a 13% decrease per Boe from 2009. This decrease was due, in part, to additional proved reserves added in the 4th quarter of 2009 associated with the adoption of the new reserve rules, improved oil prices at which our proved reserves determined in 2010, which increased proved reserves and additional proved reserves associated with new wells that were successfully drilled and completed.

General and administrative expense (“G&A”) from continuing operations for 2010 totaled $64.3 million, or $4.23 per Boe, as compared to $53.2 million, or $5.13 per Boe for 2009. Recurring cash G&A for 2010 totaled $46.3 million, stock-based compensation (non-cash) totaled $12.9 million, and $5.1 million was attributable to amounts owed to certain employees of Henry Petroleum for which the final payment was made in July 2010 under the terms of the Henry Petroleum purchase agreement.

The Company’s 2010 cash flow from operating activities (GAAP) was $651.6 million, as compared to $359.5 million in 2009. Cash flow from operating activities for the twelve months ended December 31, 2010, adjusted for settlements received from (paid on) derivatives not designated as hedges (non-GAAP) was $637.8 million, which is a 44% increase over 2009, which totaled $442.0 million. For a description of the use of cash flow from operating activities adjusted for settlements received from (paid on) derivatives not designated as hedges (non-GAAP) and for a reconciliation of cash flow from operating activities (GAAP) to cash flow from operating activities adjusted for settlements received from (paid on) derivatives not designated as hedges (non-GAAP) for the twelve months ended December 31, 2010 and 2009, please refer to the attached tables.

In 2010, the Company made cash payments for settlements on derivatives contracts not designated as hedges of $13.8 million and the non-cash mark-to-market unrealized loss for the derivatives contracts not designated as hedges was $73.5 million. This is compared to cash receipts of $82.4 million on derivatives contracts not designated as hedges and a $239.3 million non-cash mark-to-market unrealized loss on contracts not designated as hedges in 2009. To better understand the Company’s derivatives positions and their impact on the Company’s statement of operations, please see the “summary production and price data” and “derivatives information” tables at the end of this press release.

Liquidity

At December 31, 2010, the Company’s total debt balance was approximately $1.7 billion, of which $613.5 million was outstanding under the Company’s credit facility. The Company’s borrowing base under its credit facility is $2.0 billion, and approximately $1.4 billion was available to be borrowed at December 31, 2010.

Operations

During 2010, the Company commenced the drilling of or participated in a total of 662 gross wells (565 operated), of which 503 had been completed as producers, 158 of which were in progress and one of which was an unsuccessful exploratory dry hole at December 31, 2010. Currently, the Company is operating 31 drilling rigs, all in the Permian Basin. Twelve of these rigs are drilling Yeso wells on the New Mexico Shelf, thirteen are drilling Wolfberry wells in the Texas Permian, five are drilling Bone Spring wells in the Delaware Basin and one is drilling Lower Abo wells on the New Mexico Shelf.

New Mexico Shelf

During the fourth quarter of 2010, the Company drilled 75 wells (69 operated) on its New Mexico Shelf assets, which includes both the Yeso and the Lower Abo, with a 100% success rate on the 32 wells that had been completed by December 31, 2010. During 2010, the Company drilled 270 wells (248 operated) on the New Mexico Shelf.

Texas Permian

During the fourth quarter of 2010, the Company drilled 87 wells (all operated) on its Texas Permian assets, with a 100% success rate on the 6 wells that had been completed by December 31, 2010. During 2010, the Company drilled 313 wells (301 operated) in the Texas Permian.

Delaware Basin

During the fourth quarter of 2010, the Company drilled 19 wells (15 operated) on its Delaware Basin assets. Prior to the acquisition, the Company drilled 6 wells (1 operated) and Marbob drilled 21 wells (19 operated) on its Delaware Basin assets in 2010. During 2010, the Company and Marbob drilled 46 wells (35 operated) on its Delaware Basin assets with a 100% success rate on the 14 wells completed by year end.

Bakken

During the first quarter of 2011, the Company initiated a divestment process on its Bakken assets, which it expects to conclude during the first half of 2011. The Company participated in 11 Bakken wells during the fourth quarter of 2010, and 52 Bakken wells during 2010.

Non-Core Permian Asset Divestiture

Fourth quarter 2010 production included approximately 1,400 Boe per day of production associated with our divestiture of non-core Permian Basin assets. Excluding this divested production, fourth quarter 2010 total production would have been approximately 4.9 MMBoe. In addition, oil and gas production expense, excluding these properties, would have been lower in the fourth quarter 2010 since these properties have a higher lease operating expense than our current properties. The historical results of operations, including the gain on the sale, are reflected as discontinued operations in the statements of operations.

Derivative Update

During the fourth quarter and early into the first quarter, the Company has continued to add to its oil derivative positions. For 2011, the Company has 10.4 MMBbls of oil and 12.3 Bcf of natural gas hedged. For 2012, the Company currently has 8.0 MMBbls of oil and 0.3 Bcf of natural gas hedged. Please refer to the attached table for more detailed information about the Company’s current derivative positions.

Conference Call Information

The Company will host a conference call on Thursday, February 24, 2011, at 9:00 a.m. CST (10:00 a.m. EST) to discuss its fourth quarter and full year 2010 financial and operating results. Interested parties may listen to the conference call via the Company’s website at http://www.conchoresources.com or by dialing (866) 700-0133 (passcode: 50400949). A replay of the conference call will be available on the Company’s website or by dialing (888) 286-8010 (passcode: 83572946).

Forward-Looking Statements and Cautionary Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's future financial position, liquidity and capital resources, operations, performance, business strategy, returns, capital expenditure budgets, oil and natural gas reserves, number of identified drilling locations, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, potential financing, levels of production, drilling program, derivative activities, costs and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management's experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the "Risk Factors" section of the Company's most recent Form 10-K and Form 10-Q filings and risks relating to sustained or further declines in the prices we receive for our oil and natural gas; uncertainties about the estimated quantities of oil and natural gas reserves; risks related to the integration of the Marbob assets and employees with our operations; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity under our credit facility; difficult and adverse conditions in the domestic and global capital and credit markets; risks related to the concentration of our operations in the Permian Basin of Southeast New Mexico and West Texas; potential financial losses or earnings reductions from our commodity price risk management program; shortages of oilfield equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; risks and liabilities associated with acquired properties or businesses; uncertainties about our ability to successfully execute our business and financial plans and strategies; uncertainties about our ability to replace reserves and economically develop our current reserves; general economic and business conditions, either internationally or domestically or in the jurisdictions in which we operate; competition in the oil and natural gas industry; uncertainty concerning our assumed or possible future results of operations; our existing indebtedness, as well as the significant increase in our indebtedness as a result of the Marbob acquisition; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. The Company's operations are focused in the Permian Basin of Southeast New Mexico and West Texas. In addition, the Company is involved in a number of emerging plays. For more information, visit Concho’s website at www.conchoresources.com.

Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

	December 31,
(in thousands, except share and per share data)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$384	$3,234
Accounts receivable, net of allowance for doubtful accounts:
Oil and gas	136,471	69,199
Joint operations and other	131,912	100,120
Related parties	169	216
Derivative instruments	6,855	1,309
Deferred income taxes	42,716	29,284
Prepaid costs and other	12,126	13,896
Total current assets	330,633	217,258
Property and equipment, at cost:
Oil and gas properties, successful efforts method	5,616,249	3,358,004
Accumulated depletion and depreciation	(730,509)	(517,421)
Total oil and gas properties, net	4,885,740	2,840,583
Other property and equipment, net	28,047	15,706
Total property and equipment, net	4,913,787	2,856,289
Deferred loan costs, net	52,828	20,676
Intangible asset - operating rights, net	34,973	36,522
Inventory	28,342	16,255
Noncurrent derivative instruments	2,233	23,614
Other assets	5,698	471
Total assets	$5,368,494	$3,171,085
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable:
Trade	$39,943	$15,443
Related parties	1,197	291
Bank overdrafts	12,314	3,415
Revenue payable	57,406	31,069
Accrued and prepaid drilling costs	215,079	164,282
Derivative instruments	97,775	62,419
Other current liabilities	83,275	60,095
Total current liabilities	506,989	337,014
Long-term debt	1,668,521	845,836
Deferred income taxes	720,889	603,286
Noncurrent derivative instruments	51,647	29,337
Asset retirement obligations and other long-term liabilities	36,574	20,184
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 102,842,082 and 85,815,926
shares issued at December 31, 2010 and 2009, respectively	103	86
Additional paid-in capital	1,874,649	1,029,392
Retained earnings	510,737	306,367
Treasury stock, at cost; 31,963 and 12,380 shares at December 31, 2010 and 2009, respectively	(1,615)	(417)
Total stockholders’ equity	2,383,874	1,335,428
Total liabilities and stockholders’ equity	$5,368,494	$3,171,085

Concho Resources Inc.
Consolidated Statements of Operations
Unaudited
	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2010	2009	2010	2009
Operating revenues:
Oil sales	$252,800	$132,601	$767,153	$407,785
Natural gas sales	70,392	37,974	205,423	111,816
Total operating revenues	323,192	170,575	972,576	519,601
Operating costs and expenses:
Oil and natural gas production	56,087	29,882	170,767	98,782
Exploration and abandonments	4,676	462	10,324	10,632
Depreciation, depletion and amortization	85,744	46,012	249,850	196,736
Accretion of discount on asset retirement obligations	483	224	1,503	917
Impairments of long-lived assets	5,947	1,256	11,614	7,880
General and administrative (including non-cash stock-based
compensation of $4,077 and $2,379 for the three months ended
December 31, 2010 and 2009, respectively, and $12,931 and $9,040
for the years ended December 31, 2010 and 2009, respectively)	17,451	13,871	64,275	53,163
Bad debt expense	292	(1,035)	870	(1,035)
Loss on derivatives not designated as hedges	149,554	62,422	87,325	156,857
Total operating costs and expenses	320,234	153,094	596,528	523,932
Income (loss) from operations	2,958	17,481	376,048	(4,331)
Other income (expense):
Interest expense	(25,794)	(10,913)	(60,087)	(28,292)
Other, net	(6,380)	(66)	(10,278)	(414)
Total other expense	(32,174)	(10,979)	(70,365)	(28,706)
Income (loss) from continuing operations before income taxes	(29,216)	6,502	305,683	(33,037)
Income tax benefit (expense)	1,339	9,364	(122,649)	21,510
Income (loss) from continuing operations	(27,877)	15,866	183,034	(11,527)
Income from discontinued operations, net of tax	19,761	1,013	21,336	1,725
Net income (loss)	$(8,116)	$16,879	$204,370	$(9,802)
Basic earnings per share:
Income (loss) from continuing operations	$(0.28)	$0.19	$1.98	$(0.14)
Income from discontinued operations, net of tax	0.20	0.01	0.23	0.02
Net income (loss)	$(0.08)	$0.20	$2.21	$(0.12)
Weighted average shares used in basic earnings per share	99,014	85,247	92,542	84,912
Diluted earnings per share:
Income (loss) from continuing operations	$(0.28)	$0.19	$1.95	$(0.14)
Income from discontinued operations, net of tax	0.20	0.01	0.23	0.02
Net income (loss)	$(0.08)	$0.20	$2.18	$(0.12)
Weighted average shares used in diluted earnings per share	99,014	86,521	93,837	84,912

Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Years Ended December 31,
(in thousands)	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$204,370	$(9,802)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	249,850	196,736
Accretion of discount on asset retirement obligations	1,503	917
Impairments of long-lived assets	11,614	7,880
Exploration and abandonments, including dry holes	7,612	6,997
Non-cash compensation expense	12,931	9,040
Bad debt expense	870	(1,035)
Deferred income taxes	104,930	(29,142)
Loss on sale of assets, net	58	114
Loss on derivatives not designated as hedges	87,325	156,857
Discontinued operations	(7,157)	12,088
Other non-cash items	6,837	3,870
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(92,957)	(26,217)
Prepaid costs and other	3,255	(7,952)
Inventory	(2,321)	4,117
Accounts payable	24,373	7,960
Revenue payable	26,337	8,118
Other current liabilities	12,152	19,000
Net cash provided by operating activities	651,582	359,546
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(684,347)	(403,798)
Acquisition of oil and natural gas properties and other assets	(1,442,700)	(265,469)
Additions to other property and equipment	(6,935)	(4,396)
Proceeds from the sale of assets	104,349	5,099
Settlements received from (paid on) derivatives not designated as hedges	(13,824)	82,416
Net cash used in investing activities	(2,043,457)	(586,148)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	2,946,748	1,158,650
Payments of long-term debt	(2,283,248)	(942,916)
Exercise of stock options	5,778	6,116
Excess tax benefit from stock-based compensation	11,346	5,212
Net proceeds from issuance of common stock	739,446	-
Payments for loan origination costs	(38,746)	(8,667)
Purchase of treasury stock	(1,198)	(292)
Bank overdrafts	8,899	(6,019)
Net cash provided by financing activities	1,389,025	212,084
Net decrease in cash and cash equivalents	(2,850)	(14,518)
Cash and cash equivalents at beginning of period	3,234	17,752
Cash and cash equivalents at end of period	$384	$3,234
SUPPLEMENTAL CASH FLOWS:
Cash paid for interest and fees, net of $184 and $66 capitalized interest	$48,052	$14,862
Cash paid for income taxes	$19,885	$7,299
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of common stock in acquisition of oil and natural gas properties and other
assets	$75,773	$-
Issuance of debt in acquisition of oil and natural gas properties and other assets	$159,000	$-
Deferred tax effect of acquired oil and natural gas properties and other assets	$-	$(835)

Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information from our continuing and discontinued operations concerning our production and operating data for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Production and operating data:
Net production volumes:
Oil (MBbl)	3,167	1,906	10,330	7,336
Natural gas (MMcf)	11,012	5,446	31,405	21,568
Total (MBoe)	5,002	2,814	15,564	10,931

Average daily production volumes:
Oil (Bbl)	34,424	20,717	28,301	20,099
Natural gas (Mcf)	119,696	59,196	86,041	59,090
Total (Boe)	54,373	30,583	42,641	29,947

Average prices:
Oil, without derivatives (Bbl)	$81.31	$72.18	$76.05	$57.98
Oil, with derivatives (Bbl) (a)	$76.78	$74.50	$73.51	$68.18
Natural gas, without derivatives (Mcf)	$6.58	$7.35	$6.77	$5.52
Natural gas, with derivatives (Mcf) (a)	$7.22	$7.67	$7.32	$6.03
Total, without derivatives (Boe)	$65.96	$63.12	$64.13	$49.81
Total, with derivatives (Boe) (a)	$64.50	$65.30	$63.56	$57.65

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$6.23	$6.07	$6.12	$5.82
Oil and natural gas taxes	$5.47	$5.34	$5.49	$4.07
General and administrative	$3.43	$4.85	$4.07	$4.78
Depreciation, depletion and amortization	$17.49	$17.11	$16.53	$18.86
(a)	Includes the cash payments/receipts from commodity derivatives not designated as hedges and reported in operating costs and expenses. The following table reflects the amounts of cash payments/receipts from commodity derivatives not designated as hedges that were included in computing average prices with derivatives and reconciles to the amount in gain (loss) on derivatives not designated as hedges as reported in the statements of operations:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2010	2009	2010	2009

Loss on derivatives not designated as hedges:
Cash (payments on) receipts from oil derivatives	$(14,330)	$4,413	$(26,281)	$74,796
Cash receipts from natural gas derivatives	7,036	1,728	17,414	10,955
Cash payments on interest rate derivatives	(1,299)	(1,315)	(4,957)	(3,335)
Unrealized mark-to-market loss on commodity and interest rate
derivatives	(140,961)	(67,248)	(73,501)	(239,273)
Loss on derivatives not designated as hedges	$(149,554)	$(62,422)	$(87,325)	$(156,857)

The presentation of average prices with derivatives is a non-GAAP measure as a result of including the cash payments on/receipts from commodity derivatives that are presented in gain (loss) on derivatives not designated as hedges in the statements of operations. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

The following table sets forth summary information from our continuing operations concerning production and operating data for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Production and operating data:
Net production volumes:
Oil (MBbl)	3,109	1,834	10,078	7,035
Natural gas (MMcf)	10,614	5,059	29,867	19,847
Total (MBoe)	4,878	2,677	15,056	10,343

Average daily production volumes:
Oil (Bbl)	33,793	19,935	27,611	19,274
Natural gas (Mcf)	115,370	54,989	81,827	54,375
Total (Boe)	53,021	29,100	41,249	28,337

Average prices:
Oil, without derivatives (Bbl)	$81.31	$72.30	$76.12	$57.97
Oil, with derivatives (Bbl) (a)	$76.70	$74.71	$73.51	$68.60
Natural gas, without derivatives (Mcf)	$6.63	$7.51	$6.88	$5.63
Natural gas, with derivatives (Mcf) (a)	$7.29	$7.85	$7.46	$6.19
Total, without derivatives (Boe)	$66.26	$63.72	$64.60	$50.24
Total, with derivatives (Boe) (a)	$64.76	$66.01	$64.01	$58.53

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$6.01	$5.73	$5.83	$5.45
Oil and natural gas taxes	$5.49	$5.43	$5.52	$4.10
General and administrative	$3.58	$5.18	$4.23	$5.13
Depreciation, depletion and amortization	$17.58	$17.19	$16.59	$19.02
(a)	Includes the cash payments/receipts from commodity derivatives not designated as hedges and reported in operating costs and expenses. The following table reflects the amounts of cash payments/receipts from commodity derivatives not designated as hedges that were included in computing average prices with derivatives and reconciles to the amount in gain (loss) on derivatives not designated as hedges as reported in the statements of operations:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2010	2009	2010	2009

Loss on derivatives not designated as hedges:
Cash (payments on) receipts from oil derivatives	$(14,330)	$4,413	$(26,281)	$74,796
Cash receipts from natural gas derivatives	7,036	1,728	17,414	10,955
Cash payments on interest rate derivatives	(1,299)	(1,315)	(4,957)	(3,335)
Unrealized mark-to-market loss on commodity and interest rate
derivatives	(140,961)	(67,248)	(73,501)	(239,273)
Loss on derivatives not designated as hedges	$(149,554)	$(62,422)	$(87,325)	$(156,857)

The presentation of average prices with derivatives is a non-GAAP measure as a result of including the cash payments on/receipts from commodity derivatives that are presented in gain (loss) on derivatives not designated as hedges in the statements of operations. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

EBITDAX (as defined below) is presented herein, and reconciled from the generally accepted accounting principle (“GAAP”) measure of net income because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund exploration and development activities.

We define EBITDAX as net income (loss), plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) impairments of long-lived assets, (5) non-cash stock-based compensation expense, (6) bad debt expense, (7) unrealized (gain) loss on derivatives not designated as hedges, (8) (gain) loss on sale of assets, (9) interest expense, (10) federal and state income taxes, and (11) similar items listed above that are presented in discontinued operations. EBITDAX is not a measure of net income or cash flow as determined by GAAP.

Our EBITDAX measure provides additional information which may be used to better understand our operations. EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of our operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable assets, none of which are components of EBITDAX. EBITDAX as used by us may not be comparable to similarly titled measures reported by other companies. We believe that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of net income (loss) to EBITDAX:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2010	2009	2010	2009

Net income (loss)	$(8,116)	$16,879	$204,370	$(9,802)
Exploration and abandonments	4,676	462	10,324	10,632
Depreciation, depletion and amortization	85,744	46,012	249,850	196,736
Accretion of discount on asset retirement obligations	483	224	1,503	917
Impairments of long-lived assets	5,947	1,256	11,614	7,880
Non-cash stock-based compensation	4,077	2,379	12,931	9,040
Bad debt expense	292	(1,035)	870	(1,035)
Unrealized loss on derivatives not designated as hedges	140,961	67,248	73,501	239,273
(Gain) loss on sale of assets, net	34	(33)	58	114
Interest expense	25,794	10,913	60,087	28,292
Income tax expense (benefit)	(1,339)	(9,364)	122,649	(21,510)
Discontinued operations	(15,153)	4,044	(4,763)	14,671
EBITDAX	$243,400	$138,985	$742,994	$475,208

The following tables provide information that the Company believes may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings and cash flow from operating activities to match realizations to production settlement months and make other adjustments to exclude certain non-cash items. The following table provides a reconciliation of net income (loss) (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2010	2009	2010	2009

Net income (loss) - as reported	$(8,116)	$16,879	$204,370	$(9,802)

Adjustments for certain non-cash items:
Unrealized mark-to-market loss on commodity and interest rate derivatives	140,961	67,248	73,501	239,273
Impairments of long-lived assets	5,947	1,256	11,614	7,880
Discontinued operations, includes gain on sale of assets	(29,112)	1,255	(25,545)	4,317
Leasehold abandonments	3,672	446	7,575	5,056
Tax impact (a)	(46,401)	(26,898)	(25,649)	(96,659)
Change in state statutory effective income tax rate	8,278	(6,556)	8,278	(6,556)
Adjusted net income	$75,229	$53,630	$254,144	$143,509

Adjusted basic earnings per share:
Adjusted net income per share	$0.76	$0.63	$2.75	$1.69
Weighted average shares used in adjusted basic earnings per share	99,014	85,247	92,542	84,912

Adjusted diluted earnings per share:
Adjusted net income per share	$0.75	$0.62	$2.71	$1.67
Weighted average shares used in adjusted diluted earnings per share	100,386	86,521	93,837	86,060
(a)

The tax impact is computed utilizing the Company's statutory effective federal and state income tax rates excluding the effects of permanent rate differences. The income tax rates for (i) the three months ended December 31, 2010 and 2009 was 38.20% and 38.31%, respectively, and (ii) for the years ended December 31, 2010 and 2009 was 38.20% and 37.68%, respectively.

The following table provides a reconciliation of cash flow from operating activities (GAAP) to adjusted cash flow (non-GAAP):

	Years Ended December 31,
(in thousands)	2010	2009

Cash flows from operating activities	$651,582	$359,546
Settlements received from (paid on) derivatives not designated as hedges (a)	(13,824)	82,416
Cash flows from operating activities adjusted for settlements received from (paid on) derivatives
not designated as hedges	$637,758	$441,962

(a) Amounts are presented in cash flows from investing activities for GAAP purposes.

Concho Resources Inc.
Costs Incurred
Unaudited

The following table provides the costs incurred for the three and twelve months ended December 31, 2010 and 2009:

Costs incurred for oil and natural gas producing activities (a)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2010	2009	2010	2009

Property acquisition costs:
Proved	$1,206,877	$207,292	$1,224,378	$205,817
Unproved	443,785	62,492	475,688	74,692
Exploration	64,124	23,100	200,797	134,105
Development	158,400	85,948	492,622	265,731
Total costs incurred for oil and natural gas properties	$1,873,186	$378,832	$2,393,485	$680,345

(a)	The costs incurred for oil and natural gas producing activities includes the following amounts of asset retirement obligations:
	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2010	2009	2010	2009

Proved property acquisition costs	$8,290	$488	$8,290	$488
Exploration costs	211	302	784	452
Development costs	14,838	7,843	13,611	5,425
Total	$23,339	$8,633	$22,685	$6,365

Concho Resources Inc.
Derivatives Information at February 23, 2011
Unaudited

The table below provides data associated with our derivatives at February 23, 2011.

	2011
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total	2012	2013	2014	2015

Oil Swaps:
Volume (Bbl)	2,919,436	2,721,436	2,480,436	2,308,436	10,429,744	7,961,000	2,460,000	1,248,000	600,000
NYMEX price (Bbl) (a)	$83.03	$83.50	$83.54	$83.62	$83.40	$91.44	$90.17	$83.94	$84.50

Natural Gas Swaps:
Volume (MMBtu)	1,569,000	3,069,000	3,069,000	3,069,000	10,776,000	300,000	-	-	-
NYMEX price (MMBtu) (b)	$6.36	$6.62	$6.62	$6.62	$6.58	$6.54	-	-	-

Natural Gas Collars:
Volume (MMBtu)	$1,500,000	-	-	-	1,500,000	-	-	-	-
NYMEX price (MMBtu) (b)
Ceiling	$6.80	-	-	-	$6.80	-	-	-	-
Floor	$6.00	-	-	-	$6.00	-	-	-	-

Natural Gas Basis Swaps:
Volume (MMBtu)	1,800,000	1,800,000	1,800,000	1,800,000	7,200,000	-	-	-	-
Price differential ($/MMBtu) (c)	$0.87	$0.76	$0.76	$0.76	$0.79	-	-	-	-

Interest Rate Swaps:
Notional Amount	$300,000,000	$300,000,000	$300,000,000	$300,000,000	$300,000,000	$300,000,000	-	-	-
Annual Rate (d)	1.90%	1.90%	1.90%	1.90%	1.90%	1.90%	-	-	-

(a)	The index prices for the oil contracts are based on the NYMEX-West Texas Intermediate monthly average futures price.
(b)	The index prices for the natural gas contracts are based on the NYMEX-Henry Hub last trading day of the month futures price.
(c)	The basis differential between the El Paso Permian delivery point and NYMEX-Henry Hub delivery point.
(d)	The index rate is based on the one-month LIBOR. Interest rate swap contracts terminate in May 2012.

CONTACT:
Concho Resources Inc.
Toffee McAlister, 432-683-7443
Director, Investor Relations and Corporate Communication